As filed with the Securities and Exchange Commission on May 7, 2025.

Registration No. 333-284042

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arrive AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7340	85-0935006
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12175 Visionary Way

Fishers, Indiana 46038

Telephone: (463) 270-0092

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel S. O’Toole

12175 Visionary Way

Fishers, Indiana 46038

Telephone: (463) 270-0092

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-284042) is filed solely to amend and update Exhibit 5.1 thereto. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 5.1. The remainder of the Registration Statement is unchanged and has therefore been omitted.

EXHIBIT INDEX

Exhibit Index	Description
3.1**	Certificate of Incorporation
3.2**	Certificate of Amendment of Certificate of Incorporation
3.3**	Bylaws of the registrant
5.1*	Opinion of Lucosky Brookman LLP
10.1**	Executive Employment Agreement with chief financial officer (Todd Pepmeier)
10.2**	Executive Employment Agreement with chief operating officer (Mark D. Hamm)
10.3**	Design Engineering Services Agreement with HUSH Aerospace, LLC
10.4**	Memorandum of Understanding with Helium Systems Inc.
10.5**	Exclusive Patent License Agreement
10.6**	First Amendment to Exclusive Patent License Agreement
10.7**	Asset Purchase Agreement with Airbox
10.8**	Stock Equity Incentive Plan
10.9**	Service Agreement, dated November 29, 2023, by and between the Registrant and Brandon Pargoe
10.10**	Second Amendment to Exclusive Patent License Agreement
10.11**	Securities Purchase Agreement between Arrive AI Inc. and Streeterville Capital LLC
16.1 **	Letter from Assurance Dimensions, LLC to the Securities and Exchange Commission
21.1**	List of subsidiaries of the registrant
23.1**	Consent of Assurance Dimensions
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107**	Filing Fee Table

* Filed herewith.

** Previously filed

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on May 7, 2025.

ARRIVE AI INC.

By:	/s/ Daniel S. O’Toole
Name:	Daniel S. O’Toole
Title:	Chief Executive Officer

By:	/s/ Todd Pepmeier
Name:	Todd Pepmeier
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Ritchison, his true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, his, hers or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel S. O’Toole	Chairman of the Board of Directors	May 7, 2025
Daniel S. O’Toole

/s/ Daniel S. O’Toole	Chief Executive Officer	May 7, 2025
Daniel S. O’Toole	(Principal Executive Officer)

/s/ Todd Pepmeier	Chief Financial Officer	May 7, 2025
Todd Pepmeier	(Principal Financial and Accounting Officer)

/s/ Mark Hamm	Chief Operating Officer, Director	May 7, 2025
Mark Hamm

/s/ Neerav Shah	Chief Strategy Officer, Director	May 7, 2025
Neerav Shah

/s/ John Ritchison	Director	May 7, 2025
John Ritchison

/s/ John Gallina	Director	May 7, 2025
John Gallina

/s/ Kevin McAdams	Director	May 7, 2025
Kevin McAdams

/s/ Bill Stafford	Director	May 7, 2025
Bill Stafford

II-3